                               INTER-CREDITOR AGREEMENT

     THIS INTER-CREDITOR AGREEMENT (the "Agreement") dated September 22, 1997 is by and among MEEMIC Insurance Services Corporation, a Michigan corporation ("MEIA II"), Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company ("MEEMIC") and Professionals Insurance Company Management Group, a Michigan corporation ("Professionals").


                                       RECITALS

     MEIA II, MEEMIC and Professionals have entered into an Asset Purchase Agreement with Michigan Educators Insurance Agency, Inc., a Michigan corporation ("MEIA I") and Michigan Educators Life Insurance Agency, Inc., a Michigan corporation ("MELA", and collectively with MEIA I, the "Agency") dated September 22, 1997 (the "Asset Purchase Agreement"). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement.

     Pursuant to the terms of the Asset Purchase Agreement, (i) the Agency agrees to sell certain assets of the Agency to MEIA II, and MEIA II agrees to purchase such assets for consideration to be paid in the years 1997 through 2004, inclusive and (ii) MEEMIC and Professionals agree to guarantee certain payments to the Agency, as more specifically set forth in the Agreement of Guaranty between MEIA I, MELA and MEEMIC dated the date hereof (the "MEEMIC Guaranty") and the Agreement of Guaranty between MEIA I, MELA and Professionals dated the date hereof (the "Professionals Guaranty" and collectively with the MEEMIC Guaranty, the "Guaranties"). Under the MEEMIC Guaranty and the Professionals Guaranty, respectively, MEEMIC and Professionals have the option to make their respective guaranteed payments directly to the Agency (a "Direct Guaranteed Payment"), or to provide MEIA II with sufficient funds to make these guarantee payments on behalf of MEEMIC or Professionals, respectively (an "Indirect Guaranteed Payment").

     MEIA II, MEEMIC and Professionals desire to (i) establish a mechanism for making guaranteed payments under the Guaranties, (ii) establish a mechanism for the reimbursement by MEIA II of guaranteed payments made under the Guaranties under certain conditions, (iii) establish a mechanism for resolving any disputes about the amount of any payments to be made under the Guaranties, and (iv) memorialize the understanding of the parties to this Agreement as to the respective obligations of the parties to this Agreement regarding guarantee payments under the Guaranties.

     Therefore, the parties to this Agreement agree as follows:

                                      ARTICLE I

                             GUARANTY PAYMENT MECHANISMS

     1.1 UTILIZATION OF INDIRECT GUARANTEED PAYMENT MECHANISM. The parties to this Agreement understand and agree that unless prior written notice is given to MEIA II (at least five business days in advance unless circumstances exist that reasonably make such advance notice unreasonable), both MEEMIC and Professionals intend to use the Indirect Guaranteed Payment mechanism to make any guaranteed payments under their respective Guaranties. MEIA II agrees to utilize any such funds received to make the necessary payment to the Agency pursuant to the terms of the Asset Purchase Agreement. MEEMIC and Professionals understand and acknowledge that payment of funds to MEIA II pursuant to the Indirect Guaranteed Payment mechanism may not relieve them of their respective obligations under the Guaranties in the event that for whatever reason, the necessary payment to the Agency pursuant to the terms of the Asset Purchase Agreement is not made by MEIA II.


                                      ARTICLE II

                   GUARANTEED PAYMENT OBLIGATIONS AND REIMBURSEMENT

     2.1 CALCULATION. On or before August 15 of the years 1998 to 2004, inclusive (or the first business day thereafter which is not a bank holiday if September 1 is either not a business day or is a bank holiday) MEIA II shall make the payment calculations required under Section 2.11(a) of the Asset Purchase Agreement (as adjusted by Section 2.12(c) of the Asset Purchase Agreement if applicable) to determine the amount that is due and owing to the Agency. In addition, on each such date, MEIA II shall compare (a) 3.75% of Cumulative Written Premiums PLUS ANY PRIOR AND UNREIMBURSED GUARANTEED PAYMENTS (AS DEFINED BELOW) to (b) the Aggregate Payment paid and payable to the Agency through that year pursuant to Section 2.2(b) of the Asset Purchase Agreement.

     2.2  MEEMIC GUARANTY AND MEIA II REIMBURSEMENT OBLIGATIONS.

     (a)  In the years 1998 through 2000, inclusive, if the amount under
          Section 2.1(a)  of this Agreement is less than the amount under
          Section 2.1(b) of this Agreement, MEEMIC shall be obligated to MEIA II and the Agency in the amount of the difference, (a "MEEMIC Guaranteed Payment"), which shall be remitted to the Agency in accordance with the payment mechanism selected by the parties pursuant to Article I of this Agreement.

     (b) In the years 1998 through 2004, inclusive, if the amount under Section 2.1(a) of this Agreement is greater than the amount under Section

          2.1(b) of this Agreement, MEIA II shall promptly remit the amount of the difference to MEEMIC in a mutually acceptable fashion, but only to the extent of the aggregate balance of all prior and unreimbursed MEEMIC Guaranteed Payments. This reimbursed portion shall no longer be considered a prior and unreimbursed Guaranteed Payment for purposes of the formula set forth in Section 2.1 of this Agreement.

     2.3 PROFESSIONALS GUARANTY, ADDITIONAL OBLIGATIONS OF PROFESSIONALS, AND MEIA II REIMBURSEMENT OBLIGATIONS.

     (a)  In the years 2001 through 2004, inclusive, if the amount under
          Section 2.1(a) is less than the amount under Section 2.1(b), Professionals shall be obligated to MEIA II and the Agency in the amount of the difference, (a "Professionals Guaranteed Payment"), which shall be remitted to the Agency in accordance with the payment mechanism selected by the parties pursuant to Article I of this Agreement.

     (b) In addition, if MEIA II is obligated to make payments to the Agency or its shareholders pursuant to Section 2.4, 2.5, 2.6 or 2.7 of the Asset Purchase Agreement, Professionals shall be obligated to MEIA II in the amount of such payment (an "Additional Professionals Payment Obligation"), which shall be remitted to the Agency or its shareholders in accordance with the payment mechanism selected by the parties pursuant to Article I of this Agreement. From and after the date of any such payment by Professionals, Professionals shall be entitled to reimbursement for such payment by an assumption of the Agency's rights (or in the event of a partial shareholder cash-out, the Pro-Rata share of the Agency's rights applicable to such shareholder) to receive 3.75% of Cumulative Written Premium as provided in the Asset Purchase Agreement.

     (c) In the years 2001 through 2004, inclusive, if the amount under Section 2.1(a) of this Agreement is greater than the amount under Section 2.1(b) of this Agreement, and if all prior MEEMIC Guaranteed Payments shall have been reimbursed in accordance with Section 2.2(b) of this Agreement, MEIA II shall promptly remit the amount of the difference, after reimbursement of all prior MEEMIC Guaranteed Payments, to Professionals in a mutually acceptable fashion. This reimbursed portion shall no longer be considered a prior and unreimbursed Guaranteed Payment for purposes of the formula set forth in Section 2.1.

     (d) In the event a Demutualization of MEIA II occurs in which MEIA II is not demutualized into Professionals, MEEMIC will remit the amount of all Professionals Guaranteed Payments and Additional Professionals Payment Obligations within thirty days of payment thereof. This reimbursed portion shall no longer be considered a prior and unreimbursed Guaranteed Payment for purposes of the formula set forth in Section 2.1.



                                     ARTICLE III

                   DISPUTES REGARDING AMOUNT OF GUARANTEED PAYMENTS

     3.1 CALCULATION OF CUMULATIVE WRITTEN PREMIUMS. MEIA II shall provide MEEMIC and Professionals with a written copy of MEIA II's calculation of Cumulative Written Premiums, made pursuant to Section 2.11 of the Asset Purchase Agreement.

     3.2 DISPUTE NOTICE. MEEMIC (in the years 1998 to 2000, inclusive) and Professionals (in the years 2001 to 2004, inclusive) shall each have until October 14 of each year (or the first business day thereafter if October 14 is not a business day) to notify MEIA II in writing of any objections thereto, reasonably and sufficiently describing the basis for any such objections (a "Dispute Notice").

     3.3 GUARANTEED PAYMENT OBLIGATION. MEEMIC and Professionals understand and agree that (i) even if MEEMIC and/or Professionals have filed a dispute Notice pursuant to Section 3.2, their obligations to make any Guaranteed Payments pursuant to MEIA II's calculation of Cumulative Written Premiums is not affected by such Dispute Notice and that (ii) their obligations to make any Guaranteed Payments pursuant to MEIA II"s calculation are only affected in the event MEIA II's calculation is disputed by the Agency pursuant to Section 2.11 of the Asset Purchase Agreement, and then only as provided in Section 2.11(b) of the Asset Purchase Agreement.

     3.4 DISPUTE RESOLUTION. MEIA II, MEEMIC and Professionals shall each use reasonable efforts to resolve any objections set forth in a Dispute Notice filed under this Agreement. If the parties are unable to resolve any objections set forth in a Dispute Notice filed under this Agreement, they agree to have an independent auditing firm to resolve any such objections pursuant to the procedures established in Section 2.11 of the Asset Purchase Agreement. In the event that it is determined, as between MEEMIC, Professionals and MEIA II, that either MEEMIC or Professionals has made a larger Guaranteed Payment than appropriate, MEIA II agrees to promptly reimburse MEEMIC or Professionals as applicable, in a mutually acceptable fashion. Any such reimbursed amount shall continue to be considered a prior and unreimbursed Guaranteed Payment for purposes of the formula set forth in Section 2.1 of this Agreement, since resolution of the dispute did not modify the amount of Guaranteed Payment paid or payable to the Agency pursuant to the terms of the Asset Purchase Agreement.

     3.5 EARLY PAYMENT. In the event either MEIA II or Professionals wishes to exercise the option of early payment of purchase price pursuant to Section 2.5 of the Asset Purchase Agreement, such party will notify the other in writing no later than 10 business days prior to the proposed date of prepayment. Prior to any prepayment of the purchase price by either MEIA II or Professionals, both MEIA II and Professionals must consent in writing to such action.



                                      ARTICLE IV

                        RESPECTIVE OBLIGATIONS OF THE PARTIES

     4.1 LIMITED RECOURSE. MEEMIC and Professionals shall each have recourse against MEIA II with respect to any payments made by them pursuant to their respective Guaranties only to the extent such recourse is established by Article II of this Agreement. The Guaranties are otherwise non-recourse against MEIA II.

     4.2 SET OFF RIGHTS. In the event that Professionals is obligated to make a Professionals Guaranteed Payment or an Additional Professionals Payment Obligation but fails to timely do so, MEIA II shall have the right, but not the obligation, to seek payment thereof from MEEMIC, which shall have the right, but not the obligation, after provision of written notice of default and the expiration of a fifteen calendar day cure period, to set off such amounts against amounts owed by MEEMIC to PICOM Insurance Company under a certain Surplus Note dated April 7, 1997. Professionals agrees that any such set-off would entitle PICOM Insurance Company to seek payment from Professionals for such set-off amounts, PICOM Insurance Company being explicitly designated hereby as a third party beneficiary of this Agreement for the sole purpose of providing it with such rights. The parties understand and agree that any such set off will require the consent of the Michigan Insurance Bureau under applicable law.



                                      ARTICLE V

                                    MISCELLANEOUS

     5.1 NOTICES. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, first class, registered or certified, return receipt requested, postage prepaid, addressed as set forth below, or such other address or to such other person as any party hereto shall have specified most recently by written notice in accordance with this Section 5.1. Notice shall be deemed given on the date of service if personally served. Notice mailed as provided herein shall be deemed given on the third Business Day following the date so mailed.

Notice given by telex, telecopy or other means of telecommunications shall be deemed to have been given at the time of receipt thereof by the party to whom such notice is addressed; provided, however, that any Notice given by telex, telecopy or other means of telecommunications and received after the receiving party's normal business hours shall be deemed received by such party on the immediately succeeding business day.

          To MEIA II:

          MEEMIC Insurance Services Corporation
          691 North Squirrel Road, Suite 200
          P.O. Box 21709
          Auburn Hills, MI  48321-7019

          Attn.:  R. Kevin Clinton, President
          Telecopy No.:  248/377-8518
          Telephone No.:  248/377-8582

          To MEEMIC:

          Michigan Educational Employees Mutual Insurance Company
          691 North Squirrel Road, Suite 200
          P.O. Box 21709
          Auburn Hills, MI  48321-7019

          Attn.:  R. Kevin Clinton, President
          Telecopy No.:  248/377-8518
          Telephone No.:  248/377-8582


          To Professionals:

          Professionals Insurance Company Management Group
          4295 Okemos Road
          Box 2510
          Attn.: Victor T. Adamo
          Telecopy No.:  517/349-8977
          Telephone No.:  517/349-6500

     5.2 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party(ies) hereto. If any party is so permitted to assign any of its rights or obligations under this Agreement, such assignment (unless otherwise agreed to by the other party(ies)) shall not in any manner affect or impair such assigning party's obligations under this Agreement.

     5.3 HEADINGS; REFERENCES; INTERPRETATION. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     5.4 GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Michigan, and applicable controlling United States federal law.

     5.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

     5.6 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to or shall (i) confer on any person or entity other than the parties hereto and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement, except as set forth in Section 5.2 of this Agreement, or (ii) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement, except as set forth in Section
5.2 of this Agreement.

     5.7 ACKNOWLEDGMENT. The parties each acknowledge that all the terms and conditions in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon all relevant considerations. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation hereof or thereof.

     IN WITNESS WHEREOF, the undersigned execute and deliver this Agreement as of the date first written above.



                                   MEEMIC INSURANCE SERVICES
                                   CORPORATION

                                   By: /s/ R. Kevin Clinton
                                      -----------------------------------
                                        R. Kevin Clinton, President




                                   MICHIGAN EDUCATIONAL
                                   EMPLOYEES MUTUAL
                                   INSURANCE COMPANY


                                   By: /s/ R. Kevin Clinton
                                      -----------------------------------
                                        R. Kevin Clinton, President



                                   PROFESSIONALS INSURANCE
                                   COMPANY MANAGEMENT GROUP


                                   By: /s/ Victor T. Adamo
                                      -----------------------------------
                                        Victor T. Adamo, President